Exhibit 107
Calculation of Filing Fee Table
Rule 424(b)(2)
(Form Type)
New Mountain Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Being Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Equity	Common Stock, $0.01 par value	457(o) (1)			$11,938,156.10	$0.00014760	$1,762.07
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$246,053,264.81			N-2	333-272060	May 18, 2023	$27,115.07

Total Offering Amount						$257,991,420.91		$38,079.53 (2)
Total Fees Previously Paid								$21,115.07
Total Fee Offsets								--
Net Fee Due								$1,762.07(2)
(1)The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 456(b) and 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, New Mountain Finance Corporation (the “Registrant”) initially deferred payment of all of the registration fees relating to the Registrant’s Registration Statement No. 333-280501, which was filed with the Securities and Exchange Commission (the “SEC”) on June 26, 2024 and automatically became effective upon filing with the SEC (the “Registration Statement”). This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee Table” in the Registration Statement. The prospectus supplement to which this exhibit is attached is a prospectus for the Registrant’s at-the-market offering of its common stock (the “ATM Program”) and reflects the aggregate amount of the Company’s common stock remaining available for sale under the ATM Program.
(2)Certain of the shares of common stock being offered under this prospectus supplement represent unsold securities previously registered on the Registrant’s Registration Statement on Form N-2 (File No. 333-272060) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission, on May 18, 2023. As of the date hereof, the maximum aggregate offering amount of the unsold securities registered pursuant to the Prior Registration Statement (the “Unsold Securities”) is $246,053,264.81. The Registrant previously paid at filing fees in the aggregate of $27,115.07 relating to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement was deemed terminated as of the effective date of the Registration Statement.